UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On July 21, 2023, ACM Research, Inc. (the “Company”) was informed by Armanino LLP (“Armanino”), the Company’s current independent registered public accounting firm, that Armanino will resign as the Company’s independent auditor effective as of the earlier of (a) the date the Company engages a new independent registered public accounting firm or (b) the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023.

Armanino advised the Company that its decision to resign was due to Armanino’s decision to exit from the practice of providing financial statement audit services to all public companies.  Armanino is not required to and did not seek the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, neither the Company’s Board of Directors nor the Company’s Audit Committee participated in Armanino’s decision to resign.

In light of Armanino’s determination, the Audit Committee of the Company’s Board of Directors has initiated a process to select and appoint a new accounting firm to serve as the Company’s independent registered public accountant commencing with the audit of the Company’s financial statements for the fiscal year ending December 31, 2023.

Armanino’s audit report on the Company's consolidated financial statements as of and for the year ended December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  Armanino was first appointed as the Company’s independent registered public accountant for the fiscal year ended December 31, 2022, and did not audit the Company’s financial statements for the fiscal year ended December 31, 2021 or any prior period.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Armanino issued an adverse opinion on the Company’s internal control over financial reporting for the fiscal year ended December 31, 2022, as a result of material weaknesses identified by Armanino and the Company’s management.  There were not any disagreements or differences of opinion between Armanino and the Company with respect to these material weaknesses or Armanino’s adverse opinion on the Company’s internal control over financial reporting.

During the year ended December 31, 2022, and through the date of Armanino’s notification of resignation, there were no (a) disagreements with Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Armanino’s satisfaction, would have caused Armanino to make reference to the subject matter thereof in connection with its reports for such periods; or (b) except as described in the preceding paragraph, reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Armanino with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Armanino a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Armanino’s letter dated July 27, 2023 is attached as Exhibit 16.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

16.1	Letter from Armanino LLP dated July 27, 2023.

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer
Dated: July 27, 2023